Exhibit 99.1

FOR RELEASE: February 3, 2017
PennTex Midstream Partners, LP Reports Fourth Quarter and Full Year 2016 Results
HOUSTON, TX, Feb. 3, 2017 (GLOBE NEWSWIRE) - PennTex Midstream Partners, LP (NASDAQ: PTXP) (the “Partnership”) today reported fourth quarter and full year 2016 financial and operational results.
Fourth Quarter 2016 Results
For the three months ended December 31, 2016 the Partnership had operating revenues of $18.4 million and total operating expenses of $30.5 million, resulting in an operating loss of $12.1 million. Operating expenses included significant non-recurring, non-cash expenses recorded in connection with the acquisition of the Partnership’s general partner by Energy Transfer Partners, L.P. (NYSE: ETP) (“ETP”) in November 2016, including $11.6 million for the accelerated vesting of all outstanding awards under the Partnership’s 2015 Long-Term Incentive Plan. In addition, the Partnership recorded $9.5 million of deferred revenue primarily related to undelivered minimum volume commitments. The Partnership reported a net loss of $13.7 million, or $(0.18) per unit, and net operating cash flow of $15.0 million.
For the three months ended December 31, 2016, the Partnership generated Adjusted EBITDA of $19.4 million and distributable cash flow of $18.1 million, corresponding to a distribution coverage ratio of 1.50x for the fourth quarter 2016 and a leverage ratio of 2.45x as of December 31, 2016. Please see “Supplemental Non-GAAP Financial Measures” for a description and reconciliation of Adjusted EBITDA and distributable cash flow.
Processing volumes averaged 240,000 MMBtu/d during the fourth quarter 2016, and minimum volume commitments under the Partnership’s gathering and processing agreements with its primary customer were 460,000 MMBtu/d for the quarter. The Partnership also completed and placed into service additional gathering facilities in the Vernon Field for its primary customer in December 2016.
Full Year 2016 Results
The Partnership’s operating revenues for the twelve months ended December 31, 2016 were $77.4 million and total operating expenses were $70.9 million, resulting in operating income of $6.4 million, and the Partnership also recorded $23.3 million of deferred revenue. For the twelve months ended December 31, 2016, the Partnership reported a net loss of $0.2 million, or $0.23 per unit, and net operating cash flow of $56.6 million.
For the twelve months ended December 31, 2016, the Partnership generated Adjusted EBITDA of $68.8 million and distributable cash flow of $62.5 million. Processing volumes averaged 273,000 MMBtu/d for the year.
Fourth Quarter 2016 Distribution
On January 25, 2017, the Partnership announced a quarterly distribution of $0.2950 per unit, or $1.18 per unit on an annualized basis, for the fourth quarter 2016. The distribution is the same amount as the distribution declared for the third quarter. The distribution will be paid on February 14, 2017 to unitholders of record as of February 7, 2017.
Financial Position and Liquidity
As of December 31, 2016, the Partnership had $8.4 million in cash on hand. As of December 31, 2016, the Partnership’s total indebtedness was $169.0 million, including letters of credit outstanding, and the Partnership had an additional $106.0 million available borrowing capacity under its revolving credit facility.
Additional Information
The Partnership will not host a conference call. The Partnership’s financial statements and related footnotes will be available in its Annual Report on Form 10-K for the year ended December 31, 2016, which will be filed with the U.S. Securities and Exchange Commission (“SEC”) on February 3, 2017 or shortly thereafter.

About PennTex Midstream Partners, LP
PennTex Midstream Partners, LP provides natural gas gathering and processing and residue gas and natural gas liquids transportation services to producers in northern Louisiana. ETP owns the general partner of the Partnership. For more information, visit www.penntex.com.
For further information, please direct all inquiries to:
Investor Relations:
Energy Transfer
Helen Ryoo
Lyndsay Hannah
Brent Ratliff
214-981-0795 (office)

Media Relations:
Vicki Granado
Granado Communications Group
214-599-8785 (office)
214-498-9272 (cell)

Cautionary Note
Disclosures in this press release contain certain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements and speak only as of the date on which such statement is made. These statements contain words such as “expect, “will” and “anticipate” and are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These include, but are not limited to, risks related to volatility of commodity prices; the success of producers in the area in which we operate, market demand for natural gas and natural gas liquids; competition in the midstream industry; general economic conditions; and the effects of government regulations and policies. Although we believe that the assumptions reflected in or suggested by the forward-looking statements are reasonable, should any of the underlying assumptions prove incorrect, or should one or more of these risks or uncertainties occur, the Partnership’s actual results and plans could differ materially from those implied or expressed by any forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements as a prediction of actual results. For more information concerning factors that could cause actual results to differ materially from those conveyed in the forward-looking statements, please refer to the “Risk Factors” section of the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the U.S. Securities and Exchange Commission on February 3, 2017. Except as otherwise required by applicable law, the Partnership undertakes no obligation to publicly update or revise any such forward-looking statements to reflect events or circumstances that occur, or of which the Partnership becomes aware, after the date hereof.

PENNTEX MIDSTREAM PARTNERS, LP
UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per unit amounts)

	Three months ended December 31,		Year ended December 31,
	2016	2015	2016	2015(1)
Revenues	$18,367	$19,067	$77,353	$33,219

Operating expenses:
Cost of revenues	3,470	2,672	12,728	4,282
General and administrative expense	16,560	3,873	29,187	12,177
Operating and maintenance expense	6,568	2,108	14,428	5,727
Depreciation and amortization expense	3,414	3,313	13,531	5,978
Impairment of surplus assets	—	—	—	2,483
Taxes other than income taxes	464	(29)	1,063	106
Total operating expenses	30,476	11,937	70,937	30,753
Operating income (loss)	(12,109)	7,130	6,416	2,466
Interest expense, net	(1,612)	(1,855)	(6,622)	(2,405)
Net income (loss)	$(13,721)	$5,275	$(206)	$61

Earnings (loss) per common unit:
Basic	$(0.18)	$0.17	$0.23	$0.25
Diluted	$(0.18)	$0.17	$0.23	$0.25
Weighted average common and common equivalent units outstanding:
Basic	20,534	20,000	20,190	20,000
Diluted	20,534	20,000	20,190	20,000
(1) The historical financial data for the year ended December 31, 2015 is derived from the unaudited financial statements of the Partnership’s accounting predecessor, PennTex North Louisiana, LLC. In connection with the closing of the Partnership’s initial public offering on June 9, 2015, PennTex North Louisiana, LLC became a wholly-owned subsidiary of the Partnership.

PENNTEX MIDSTREAM PARTNERS, LP
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(Unaudited)

Adjusted EBITDA and distributable cash flow are non-GAAP financial measures. The GAAP liquidity measure most directly comparable to Adjusted EBITDA and distributable cash flow is net cash provided by operating activities. Adjusted EBITDA and distributable cash flow should not be considered alternatives to net income, operating income, cash flows from operations or any other measure of financial performance or liquidity presented in accordance with GAAP.
Adjusted EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. Additionally, because Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, our definition of Adjusted EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. You should not consider Adjusted EBITDA or distributable cash flow in isolation or as substitutes for analysis of results as reported under GAAP.
Adjusted EBITDA is defined as net income (loss), plus interest expense, income taxes, depreciation and amortization, changes in deferred revenues, equity-based compensation expense, non-cash general and administrative expense, non-cash loss (income) related to derivative instruments and impairments on long-term assets. Distributable cash flow is defined as Adjusted EBITDA, less cash interest expense related to operating activities, net of interest income, income taxes paid and maintenance capital expenditures, and distribution equivalents paid in cash.
The following table reconciles Adjusted EBITDA to the most directly comparable GAAP financial and liquidity measures for the periods presented, and further reconciles Adjusted EBITDA for the three months and year ended December 31, 2016 and 2015 to distributable cash flow attributable to the Partnership:

	Three months ended December 31,		Year ended December 31,
	2016	2015	2016	2015
	(in thousands)
Reconciliation to Net Cash Provided by Operating Activities:
Net cash provided by operating activities	$14,972	$14,028	$56,565	$5,248
Plus:
Cash interest expense related to operating activities	1,274	1,540	5,283	1,877
Changes in working capital	3,193	(2,749)	6,996	9,808
Other	—	—	—	(327)
Adjusted EBITDA	19,439	12,819	68,844	16,606
Less:
Predecessor Adjusted EBITDA	—	—	—	(3,494)
Cash interest expense related to operating activities	1,274	1,540	5,283	1,878
Maintenance capital expenditures	97	65	380	69
Distribution equivalents paid in cash(1)	—	174	633	390
Distributable cash flow	$18,068	$11,040	$62,548	$17,763

(1) Represents distribution equivalents paid in cash in respect of the applicable period to the extent reflected as changes in equity.

The following table provides the calculation of Adjusted EBITDA as defined above:

	Three months ended December 31,		Year ended December 31,
	2016	2015	2016	2015
	(in thousands)
Net income (loss)	$(13,721)	$5,275	$(206)	$61
Add:
Interest expense, net	1,612	1,855	6,622	2,405
Depreciation and amortization expense	3,414	3,313	13,531	5,978
Changes to deferred revenue, net	9,495	(106)	23,313	—
Equity-based compensation expense	12,172	1,085	16,106	2,374
Non-cash contribution for general and administrative expense	6,467	1,397	9,478	3,305
Non-cash impairment on long-term assets	—	—	—	2,483
Adjusted EBITDA	$19,439	$12,819	$68,844	$16,606

SOURCE: PennTex Midstream Partners, LP